UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2006

Q Comm International, Inc.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation)

001-31718	87-0674277
(Commission File Number)	(IRS Employer Identification No.)

510 East Technology Avenue, Building C Orem, Utah	84097
(Address of principal executive offices)	(Zip Code)

(801) 226-4222
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On September 8, 2006, Q Comm International, Inc., a Utah corporation (the “Company”), issued promissory notes (the “Notes”) to certain shareholders, one of whom is also a member of the Company’s board of directors. These Notes have an aggregate principal amount of $400,000. Each of these Notes has a maturity date of December 8, 2006 and accrues interest at 7.5% per annum. All principal and interest on each Note comes due in a single lump sum payment on December 8, 2006. The Company has issued no warrants or other securities in connection with the Notes.

The foregoing is a summary of certain material terms of the Notes. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Notes, a copy of the form of which is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements And Exhibits.

(c)	Exhibits

Exhibit Number	Description

10.1	Form of Promissory Note, dated as of September 8, 2006, by and between Q Comm International, Inc. and certain shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2006	Q Comm International, Inc.

/s/ Mark W. Robinson

Mark W. Robinson
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Promissory Note, dated as of September 8, 2006, by and between Q Comm International, Inc. and certain shareholders